Exhibit 99.1
Leadis Technology Reports Fourth Quarter 2007 Results
SUNNYVALE, California – January 29, 2008 – Leadis Technology, Inc. (Nasdaq: LDIS), an analog and mixed-signal semiconductor developer of color display drivers, LED drivers, and audio ICs for mobile consumer electronics devices, today announced results for the fourth quarter of 2007, ended December 31, 2007.
Q4 2007 Highlights
•	Leadis acquired Acutechnology Semiconductor, Inc., a privately-held analog semiconductor company specializing in power management technologies for consumer and industrial markets, in late December 2007. The acquisition added approximately 20 products, 5 patents and a small team of experienced analog engineers.

•	Leadis was awarded 4 new display driver program design wins, reaching its target of 15 design wins in 2007. Leadis was also awarded one new LED driver design win.

•	Leadis announced sample availability of a family of charge-pump based LED drivers that use the company’s proprietary PowerLite™ current regulator to deliver up to 95% power efficiency for longer battery life.

•	Leadis completed tape-out of its first Touch product, with engineering samples expected to be available for evaluation in the first half of 2008.
Financial Results
Fourth quarter revenue was $6.2 million, meeting the company’s guidance. Fourth quarter gross margin was (4%), with charges for excess and obsolete inventory of $0.8 million reducing the gross margin by approximately 13%. Under generally accepted accounting principles (GAAP), fourth quarter net loss was $10.9 million or $0.38 per basic share, as compared with the $8.4 million, or $0.29 per basic share, net loss reported in the previous quarter and the $3.1 million, or $0.11 per basic share, net loss reported in the fourth quarter of 2006. The loss in the current quarter includes a $0.6 million estimated charge for in-process research and development acquired during the quarter in connection with the Acutechnology acquisition, and an acceleration of $0.8 million in the Mondowave retention bonus. The company anticipates finalizing measurement of the charge for in-process research and development related to the Acutechnology transaction in the next several weeks and will report the final charge in its Annual Report on Form 10-K to be filed in March 2008.
In addition to reporting GAAP results, the company reports non-GAAP results, which exclude share-based compensation expense per FAS 123(R) and acquisition-related expenses. Non-GAAP net loss for the fourth quarter of 2007 was $7.1 million, or $0.25 per basic share, as compared to a net loss of $5.9 million, or $0.20 per basic share, in the third quarter of 2007 and a net loss of $1.5 million, or $0.05 per basic share, in the fourth quarter of 2006. The increase in net loss from the prior quarter is primarily due to the inventory charged discussed previously. A reconciliation of GAAP measures to non-GAAP measures is included in the financial statements portion of this press release.
The company reported cash, restricted cash and short-term investments of $70.7 million as of December 31, 2007, which was $10.3 million lower than its balance as of September 30, 2007, due primarily to the fourth quarter net loss and the $5.0 million acquisition of Acutechnology.
Business Summary
The company remains focused on execution of its strategy of diversification beyond display drivers. The acquisition of Acutechnology enhances Leadis’ analog product portfolio and provides the company greater potential for integration through the addition of power management functions to both its LED driver and audio product portfolios, as well as the potential to penetrate portions of the broad power management market. Other highlights for the quarter included:
•	Leadis announced sampling of the LDS8866, LDS8865 and LDS8864, a new family of high-efficiency charge-pump based LED drivers that use the company’s proprietary PowerLite™ current regulator to deliver up to 95% power efficiency, extending battery life by up to 20%. These products are targeted at mobile backlighting applications and support up to six LEDs with a maximum current of 32mA per channel.

•	Leadis achieved an important milestone with the completion of three reference designs and two design-ins for its audio products. Reference designs are turnkey solutions enabling customers to get to market quickly and have the potential to proliferate into multiple OEMs.
Q1 2008 Outlook
“We expect revenue to be flat plus or minus 10% in the first quarter of 2008 as compared with the 2007 fourth quarter,” said Mr. Paul Novell, Executive Vice President of Sales and Marketing. “We will realize initial revenue from our 2007 display driver design wins that will help offset declines in legacy product revenue. Our revenue outlook should improve in the succeeding quarters as our newer display driver designs ramp.”
Based on information currently available to the company, expectations for the first quarter of 2008 are as follows:
•	Revenues are expected to be flat plus or minus 10% in the first quarter of 2008 as compared with Q4 2007.

•	Gross margin on product sales, which varies with product mix, selling price and unit costs, is expected to be approximately 8% in the first quarter.

•	Operating expenses are expected to be approximately $9.0 million, reflecting increases as a result of the Acutechnology acquisition as well as engineering staffing and mask cost increases.
“Fourth quarter financial results met our revenue expectations, while gross margins were lower due to inventory reserve charges,” said Mr. Tony Alvarez, President and CEO. “Operating expenses were below our guidance as a result of new wafer mask activity costs that will fall into the first quarter of 2008. Reflecting on 2007, we successfully diversified beyond our traditional display driver business and added intellectual property in each of our businesses. We believe this positions Leadis for higher margin revenue growth. We remain optimistic about our growth prospects based on customer interest in our newer products, however we have not yet generated appreciable revenue beyond our display driver business. That is our primary goal in 2008.”
Conference Call Today
Leadis will broadcast its conference call today, Tuesday, January 29, 2008 at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss its fourth quarter 2007 earnings and provide additional guidance.
To listen to the call, dial 1-877-548-7907 approximately ten minutes before the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for one week. To access the replay, dial 1-888-203-1112. The confirmation code for the replay is 3426052.
A live webcast of the call will be available on the investor relations section of the company’s web site, http://ir.leadis.com. An archived webcast of the call will remain available until the company’s next earnings call.
IR Contacts
John Allen, Chief Financial Officer
Eric Itakura, Director Business Development & Investor Relations
(408) 331-8616
About Leadis Technology, Inc.
Leadis Technology, Inc., headquartered in Sunnyvale, California, designs, develops and markets analog and mixed-signal semiconductors that enable and enhance the features and capabilities of mobile and consumer electronics devices. Leadis’ product offerings include color display drivers, which are critical components of displays used in mobile consumer electronic devices; LED drivers, which provide controlled levels of current required to drive light emitting diodes in diverse applications including mobile backlight units; and audio CODEC and FM transmitter ICs, which are integral components in mobile media players and their associated aftermarket accessories. Leadis currently supplies display drivers supporting the major small panel display technologies, including a-Si and LTPS TFT LCD’s, color STN LCD’s, and color OLED displays, and LED drivers supporting mobile backlighting applications.
Non-GAAP Financial Measures
Leadis reports financial information in accordance with generally accepted accounting principles (GAAP), but believes that non-GAAP financial measures are helpful in evaluating its ongoing operating results and comparing its performance to comparable companies.  Leadis management uses financial statements that exclude share-based compensation expense and the impact of purchase accounting expenses, including in-process research and development expenses, amortization of purchased intangible assets, and retention expenses connected with acquisitions, to plan and evaluate its financial performance. Consequently, Leadis has excluded these expenses in deriving calculations of net income (loss), net income (loss) per share, gross profit or margin and certain operating expenses (including cost of sales, research and development, selling, general and administrative, and provision for income taxes).  Leadis believes the inclusion of these non-GAAP measures enhances the comparability of current results against the results of prior periods.  These non-GAAP measures will enable investors to evaluate the company’s operating results and business outlook in a manner similar to how the company internally analyzes its operating results and makes strategic decisions.  Investors should note, however, that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies.  The company does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP.   A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure. For additional information on the non-GAAP financial measures, please see the Form 8-K regarding this press release furnished today with the Securities and Exchange Commission.
Cautionary Language
This press release contains forward-looking statements regarding the company’s business and financial outlook for the first quarter and remainder of the 2008 fiscal year based on the company’s current expectations. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” “confident,” “optimistic,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the company’s current views and assumptions but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that the company may not be able to maintain its current level of revenue or its gross margin levels; risks that one or more of the company’s concentrated group of customers may reduce demand or price for the company’s products or a particular product; risks that design wins will not result in meaningful revenue; the company’s dependence on a limited number of products; risks that the company’s new products may not be completed in a timely fashion or gain market acceptance; risks associated with the company’s efforts to expand its business beyond display drivers, including efforts to develop and market LED drivers, audio CODEC’s and FM transmitters, and touch sensor technology products; risks related to the semiconductor and mobile electronic industries; the company’s ability to keep up with technological change; risks associated with any strategic transaction undertaken by the company; risks with managing international activities; and other factors. For a discussion of these and other factors that could impact the company’s financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to the company’s Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, in the sections titled Risk Factors and Forward-Looking Statements, which are available at www.leadis.com. The projections in this press release are based on information currently available to the company. Although such projections, as well as the factors influencing them, may change in the future, the company undertakes no responsibility to update the information contained in this press release. (LDISG)

LEADIS TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	December 31,	September 30,	December 31,
	2007	2007	2006

ASSETS
Current assets:
Cash and cash equivalents	$33,945	$34,471	$62,697
Restricted cash	2,508	2,559	—
Short-term investments	34,286	44,016	43,845
Accounts receivable, net	5,803	9,043	17,399
Inventory	2,210	4,169	7,024
Prepaid expenses and other current assets	4,119	3,730	4,498

Total current assets	82,871	97,988	135,463
Property and equipment, net	4,582	4,497	4,160
Goodwill and purchased intangible assets, net	10,278	6,708	281
Other assets	805	845	825

Total assets	$98,536	$110,038	$140,729

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,538	$7,085	$19,623
Taxes payable	353	70	2,342
Deferred margin	6	139	383
Other accrued liabilities	6,619	5,564	3,805

Total current liabilities	11,516	12,858	26,153
Long-term income tax liabilities	2,276	2,419	—
Other noncurrent liabilities	1,107	1,141	539

Total liabilities	14,899	16,418	26,692

Stockholders’ equity:
Common stock and additional paid-in capital	109,171	108,265	109,110
Retained earnings (Accumulated deficit)	(25,534)	(14,645)	4,927

Total stockholders’ equity	83,637	93,620	114,037

Total liabilities and stockholders’ equity	$98,536	$110,038	$140,729

LEADIS TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2007	2007	2006	2007	2006

Revenue	$6,233	$9,943	$23,903	$39,581	$101,208

Cost of sales (1)	6,493	8,857	20,820	36,327	88,506

Gross profit (loss)	(260)	1,086	3,083	3,254	12,702

Research and development expenses (1)	5,370	5,391	2,970	18,599	13,796
Selling, general and administrative expenses (1)	5,146	4,318	3,946	16,296	14,785
Amortization of purchased intangible assets	627	627	—	2,090	—
In-process research and development (2)	600	500	—	2,420	—

Total operating expenses	11,743	10,836	6,916	39,405	28,581

Operating loss	(12,003)	(9,750)	(3,833)	(36,151)	(15,879)
Interest and other income, net	1,071	997	1,308	4,390	4,349

Loss before provision (benefit) for income taxes	(10,932)	(8,753)	(2,525)	(31,761)	(11,530)
Provision (benefit) for income taxes	(43)	(394)	548	(989)	523

Net loss before cumulative change in accounting principle	(10,889)	(8,359)	(3,073)	(30,772)	(12,053)
Cumulative effect of change in accounting principle	—	—	—	—	142

Net loss	$(10,889)	$(8,359)	$(3,073)	$(30,772)	$(11,911)

Basic and diluted net loss per share:
Prior to cumulative effect of change in accounting principle	$(0.38)	$(0.29)	$(0.11)	$(1.06)	$(0.42)
Cumulative effect of change in accounting principle	—	—	—	—	$0.01

Basic and diluted net loss per share	$(0.38)	$(0.29)	$(0.11)	$(1.06)	$(0.41)

Shares used in computing basic and diluted per share amounts	28,813	28,973	29,187	29,119	28,802

Note:

(1)	Includes stock-based compensation, as follows:

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2007	2007	2006	2007	2006

Cost of sales	$50	$47	$48	$122	$417
Research and development expenses	304	291	219	1,046	1,017
Selling, general and administrative expenses	637	634	801	2,223	3,232

(2)	The company has estimated the in-process R & D charges for the three month period ending 12/31/07. It is possible that this estimate could change to a number between 400 - 800 thousand dollars. The company expects to finalize the in-process R & D charge and report it in the Annual Report on Form 10-K.

LEADIS TECHNOLOGY, INC.
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	December 31,	September	December 31,	Dec. 31,	Dec. 31,
	2007	30, 2007	2006	2007	2006
A. GAAP net loss	$(10,889)	$(8,359)	$(3,073)	$(30,772)	$(11,911)
Adjustment for stock-based compensation within:
Cost of sales	50	47	48	122	417
Research and development expenses	304	291	219	1,046	1,017
Selling, general and administrative expenses	637	634	801	2,223	3,232
Benefit (provision) for income taxes	185	(213)	505	(254)	—
Adjustment for acquisition of business within:
Research and development expenses	308	408	—	1,246	—
Selling, general and administrative expenses	1,126	217	—	1,646	—
Amortization of purchased intangible assets	627	627	—	2,090	—
In-process research and development	600	500	—	2,420	—
Provision for income taxes	(13)	(25)	—	(74)	—
Cumulative effect of change in accounting principle	—	—	—	—	(142)

Non-GAAP net loss	$(7,065)	$(5,873)	$(1,500)	$(20,307)	$(7,387)

B. GAAP basic and diluted net loss per share	$(0.38)	$(0.29)	$(0.11)	$(1.06)	$(0.41)
Adjustment for stock-based compensation	0.04	0.03	0.06	0.11	0.15
Adjustment for acquisition of business	0.09	0.06	—	0.25	—

Non-GAAP basic and diluted net loss per share	$(0.25)	$(0.20)	$(0.05)	$(0.70)	$(0.26)

C. GAAP Gross Margin	(4.2%)	10.9%	12.9%	8.2%	12.6%
Adjustment for stock-based compensation	0.8%	0.5%	0.2%	0.3%	0.4%

Non-GAAP Gross Margin	(3.4%)	11.4%	13.1%	8.5%	13.0%

D. GAAP operating expenses	$11,743	$10,836	$6,916	$39,405	$28,581
Adjustment for stock-based compensation within:
Research and development expenses	(304)	(291)	(219)	(1,046)	(1,017)
Selling, general and administrative expenses	(637)	(634)	(801)	(2,223)	(3,232)
Adjustment for acquisition of business within:
Research and development expenses	(308)	(408)	—	(1,246)	—
Selling, general and administrative expenses	(1,126)	(217)	—	(1,646)	—
Amortization of purchased intangible assets	(627)	(627)	—	(2,090)	—
In-process research and development	(600)	(500)	—	(2,420)	—

Non-GAAP Operating expenses	$8,141	$8,159	$5,896	$28,734	$24,332